Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of ENB Financial Corp of our report dated March 12, 2008, relating to our audit of the financial statements included in the Annual Report on Form 10-K of The Ephrata National Bank as of and for the year ended December 31, 2007.

/s/ S.R. Snodgrass A.C.

Wexford, Pennsylvania
July 7, 2008